Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1st Constitution Bancorp
Cranbury, New Jersey

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-222309) and and in the Forms S-8 (No. 333-188843, No. 333-184412, No. 333-132474, and No. 333-204552) of 1st Constitution Bancorp of our reports dated March 19, 2018, relating to the consolidated financial statements and effectiveness of 1st Constitution Bancorp’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
March 19, 2018